AMENDMENT TO CUSTODIAN AGREEMENT

                                     between

                              THE PBHG FUNDS, INC.

                                       and

                            FIRST UNION NATIONAL BANK


     This Amendment Agreement made this ___ day of ________, 1998, by and between THE PBHG FUNDS, INC., a Maryland corporation (the "Company"), with respect to the shares of each portfolio of the Company set forth on Schedule A to this Amendment, and FIRST UNION NATIONAL BANK (formerly CoreStates Bank, N.A.) (the "Custodian").

                                   WITNESSETH

     In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Amendment to Agreement. The Company and the Custodian agree to amend the Custodian Agreement between the Company and the Custodian dated as of October 17, 1996, for the sole purpose of adding the PBHG Core Value Fund, the PBHG New Opportunities Fund, the PBHG Defensive Equity Fund, the PBHG Enhanced Equity Fund, the PBHG Master Income Fund and the PBHG Short-Term Government Fund, as follows:

     Schedule A is hereby deleted and replaced with Schedule A attached to this Amendment.

     2. Effect of Amendment. Except as hereinabove modified and amended, the Custodian Agreement will remain unaltered and in full force and effect and is hereby ratified and confirmed in all respects as amended.

     3. Governing Law. This Amendment shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed in duplicate on the day and year first above written.

                                           THE PBHG FUNDS, INC.

Attest:__________________________          By:_________________________________
       Name:                                  Name:
       Title:                                 Title:


                                           FIRST UNION NATIONAL BANK

Attest:__________________________          By:_________________________________
       Name:                                  Name:
       Title:                                 Title:

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                                   SCHEDULE A

                       PORTFOLIOS OF THE PBHG FUNDS, INC.


     This Custodian Agreement is by and between First Union National Bank and the Fund, on behalf of the following Portfolios:

PBHG Growth Fund
PBHG Emerging Growth Fund
PBHG International Fund
PBHG Large Cap Growth Fund
PBHG Select Equity Fund
PBHG Cash Reserves Fund
PBHG Technology & Communications Fund
PBHG Core Growth Fund
PBHG Limited Fund
PBHG Large Cap 20 Fund
PBHG Large Cap Value Fund
PBHG Mid-Cap Value Fund
PBHG Strategic Small Company Fund
PBHG Small Cap Value Fund
PBHG Focused Value Fund
PBHG New Opportunities Fund



Date: _______________________________


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